UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Chesapeake Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 25, 2005

To the Stockholders of

Chesapeake Corporation:

We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the SunTrust Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 27, 2005, at 10:00 A.M., for the following purposes:

(1)	to elect four directors to serve until the 2008 annual meeting of stockholders;

(2)	to approve the Chesapeake Corporation 2005 Incentive Plan; and

(3)	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 4, 2005, are entitled to notice of, to vote at and to participate in the meeting.

You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person. You may also vote by telephone. Instructions for this convenient voting method are set forth on the enclosed proxy card.

By order of the Board of Directors:

J. P. Causey Jr.
Secretary

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the SunTrust Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 27, 2005, and at any adjournments of such meeting. An annual report, including financial statements for the fiscal year ended January 2, 2005 (“fiscal 2004”), is enclosed with this proxy statement.

The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone, Internet or personal calls. The firm of D.F. King & Co., Inc., has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $7,500, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

The Corporation’s charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) (“Common Stock”) and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 4, 2005, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 19,697,722 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Approval of the Chesapeake Corporation 2005 Incentive Plan (the “2005 Plan”) requires the affirmative vote by the holders of a majority of the total votes cast on the 2005 Plan, provided that the total votes cast on the 2005 Plan represent over 50 percent of the outstanding Common Stock. Abstentions and Broker Shares that are not voted with respect to the approval of the 2005 Plan will not be counted as votes cast on the 2005 Plan.

This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 25, 2005.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Corporation’s Board of Directors is divided into three classes. At the annual meeting, four directors are expected to be elected to Class I to hold office for a term of three years and until their respective successors are duly elected and qualified. Richard G. Tilghman, a director in Class I who has served since 1986, has elected to retire and has declined to be nominated for re-election.

Information Concerning Nominees

Class I (to serve until the 2008 annual meeting of stockholders)

	Name and Age; Principal Occupation or Employment During Last Five Years	Director Continuously Since
[PHOTO]	Sir David Fell, 62	2000

	Director, National Australia Group Europe Ltd. (since 1998), a banking and financial services company; Director, Clydesdale Bank plc (since 2004), a banking and financial services company; former Chairman and Director (1998-2005), Northern Bank Limited, a banking and financial services company; former non-executive Chairman, Boxmore International PLC, a printing and packaging company (1998-2000).

[PHOTO]	Keith Gilchrist, 56	2002

	Executive Vice President and Chief Operating Officer of the Corporation (since 2001); former Executive Vice President—European Specialty Packaging of the Corporation (1999-2001) and Chief Executive (1993-1999), Field Group plc.

[PHOTO]	John W. Rosenblum, 61	1984

	Management Consultant (since 2001) and Dean Emeritus, Darden Graduate School of Business Administration, University of Virginia; former Professor (2000-2001) and Dean (1996-2000), Jepson School of Leadership Studies, University of Richmond; Director of Grantham, Mayo, Van Otterloo & Co. LLC.

[PHOTO]	Beverly L. Thelander, 49	—

Management Consultant (since 2004); former Senior Vice President, Strategic Planning & Operations, AECOM Technology Corporation, an engineering and architectural professional services firm (2002-2004); former Executive Vice President—Operations, Universal Studios Television Distribution, a division of Universal Studios Group, an entertainment company (2001-2002); former Senior Vice President—Operations & Strategic Integration, Universal Studios Group (2001); former Executive Vice President & Chief Financial Officer, Universal Television & Networks Group, a division of Universal Studios Group (2000-2001); former Vice President, Investor Relations, Communications & Public Affairs, Atlantic Richfield Company, an energy company (1998-2000).

Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the four persons named above. Sir David Fell and Messrs. Gilchrist and Rosenblum are currently directors and have served continuously since the year each joined the Corporation’s Board. Ms. Thelander was identified as a director candidate by Russell Reynolds Associates, a global executive recruitment and management assessment firm that was engaged as a consultant by the Corporation’s Corporate Governance and Nominating Committee. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT SIR DAVID FELL, MESSRS. GILCHRIST AND ROSENBLUM AND MS. THELANDER TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2008 ANNUAL MEETING.

Directors Continuing in Office

There are seven directors whose present term of office will continue until 2006 or 2007, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation’s Board.

Class II (to serve until the 2006 annual meeting of stockholders)

	Name and Age; Principal Occupation or Employment During Last Five Years	Director Continuously Since
[PHOTO]	Rafaël C. Decaluwé, 57	2003

	Senior Consultant, RD Consult BVBA, a business consulting firm (since 2002); former Chief Executive Officer, N.V. Bekaert S.A., a manufacturer of steelwire, steelwire products and advanced materials (1994-2002).

[PHOTO]	Joseph P. Viviano, 66	1988

	Retired (since 2000); former Vice Chairman (1999-2000) and Director, Hershey Foods Corporation, a manufacturer of confectionery products; Director of Harsco Corporation, Huffy Corporation, R.J. Reynolds Tobacco Holdings Company, Inc. and RPM International, Inc.

[PHOTO]	Harry H. Warner, 69	1978

	President, George C. Marshall Foundation, a charitable organization (since 2002); former Financial Consultant; former Chairman of the Board (Non-executive) of the Corporation (1998-2000); Director of Allied Defense Group, Inc.

Class III (to serve until the 2007 annual meeting of stockholders)

	Name and Age; Principal Occupation or Employment During Last Five Years	Director Continuously Since

[PHOTO]	Jeremy S. G. Fowden, 48	2004

	Chief Executive, Trader Media Group Ltd., a subsidiary of Guardian Media Group, plc, a diverse media group (since 2005); former Executive Board Member (2001-2004) and Zone President Europe (2003-2004), Inbev (formerly Interbrew, SA), a manufacturer, producer and brand owner of beers and lagers; former Director of Rank Group PLC, a leisure and gaming company, and Managing Director of its Holidays and Resorts Division (1997-2001).

[PHOTO]	Thomas H. Johnson, 55	1997

	Chairman & Chief Executive Officer of the Corporation (since 2005); former Chairman, President & Chief Executive Officer (2000-2005) and President & Chief Executive Officer of the Corporation (1997-2000); Director of Universal Corporation.

[PHOTO]	Henri D. Petit, 56	2003

	Chairman (since 2005) and Chief Executive and Director (since 2004), Bacou-Dalloz Group, a designer, manufacturer and seller of personal protective equipment; former Senior Vice President, Eastman Kodak Company, an imaging goods and services company (2003-2004), and Vice President, Eastman Kodak Company (1992-2003).

[PHOTO]	Frank S. Royal, 65	1990

	Physician; Director of HCA - The Healthcare Company, CSX Corporation, Dominion Resources, Inc., Smithfield Foods, Inc. and SunTrust Banks, Inc.

The Corporation is managed under the direction of the Board of Directors, which has adopted Corporate Governance Concepts and Policies to set forth certain governance practices. The Corporate Governance Concepts and Policies, including the charters for the Executive, Audit, Executive Compensation, and Corporate Governance and Nominating Committees, as well as the Code of Ethics for the Corporation’s Chief Executive Officer (the “CEO”) and Senior Financial Officers, are available on the Corporation’s Internet website at http://www.cskcorp.com. The Corporation will also provide printed copies of these materials to any stockholder, upon request to Chesapeake Corporation, P. O. Box 2350, Richmond, Virginia 23218-2350, Attention: Corporate Secretary.

During fiscal 2004, there were five meetings of the Board.

The Board has standing Executive, Audit, Executive Compensation, and Corporate Governance and Nominating Committees. Members of the Executive Committee are Messrs. Johnson (Chairman), Decaluwé, Rosenblum and Warner and Sir David Fell. During fiscal 2004, there were two meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

Members of the Audit Committee are Messrs. Decaluwé (Chairman), Tilghman and Viviano and Dr. Royal. During fiscal 2004, there were four meetings of the Audit Committee. The functions of the Audit Committee are described under “Audit Committee Report” below. The Corporation does not limit the number of audit committees on which the members of its Audit Committee may serve; however, no member of the Audit Committee serves on the audit committee of more than three public companies. The Board of Directors has determined that each of the Audit Committee members is “independent,” as defined under the independence standards for audit committee members set forth in the rules promulgated under the Securities Exchange Act of 1934, the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies. The Board of Directors has also determined that Mr. Decaluwé is an audit committee financial expert, as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002.

Members of the Executive Compensation Committee (the “Compensation Committee”) are Messrs. Rosenblum (Chairman), Fowden, Petit and Warner. During fiscal 2004, there were four meetings of the Compensation Committee. The functions of the Compensation Committee are described under “Compensation Committee Report on Executive Compensation” below. The Board of Directors has determined that each of the Compensation Committee members is “independent” as defined under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies.

Members of the Corporate Governance and Nominating Committee are Messrs. Warner (Chairman), Fowden, Petit and Rosenblum. During fiscal 2004, there were four meetings of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s responsibilities are described in its charter, and include reviewing at least annually the attendance and performance of the individual directors, reviewing the compensation of the Corporation’s non-employee directors and making recommendations to the Board of Directors as to such compensation, recommending to the Board of Directors nominees who meet criteria approved by the Board of Directors for nomination or election as directors, and developing and overseeing corporate governance principles for the Corporation. The Corporate Governance and Nominating Committee Charter is included in the Corporation’s Corporate Governance Concepts and Policies, which are available on the Corporation’s Internet website at http://www.cskcorp.com. The Board of Directors has determined that each of the Corporate Governance and Nominating Committee members is “independent” as defined under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies.

Stockholders entitled to vote for the election of directors may recommend candidates for consideration by the Corporate Governance and Nominating Committee as nominees for election as directors of the Corporation. Notice of recommendations for nominees made by stockholders with respect to the 2006 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 9, 2006, and no later than February 3, 2006, and must set forth (i) the name, age, business address and, if known, residence address of each such person, (ii) the principal occupation or employment of each such person, and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such person. The Corporate Governance and Nominating Committee evaluates all director candidates, including those director candidates recommended by stockholders, in accordance with the director qualification standards described in the Committee’s charter, as amended from time to time, and considers the skills and characteristics of individual Board members and candidates as well as the composition of the Board as a whole. In addition, the Committee considers a candidate’s past experience relevant to significant issues facing the Corporation in areas such as finance, marketing, technology and international matters. The Committee requires that every candidate have the ability to evaluate the Corporation’s financial and operating reports and analyze the Corporation’s financial position. Additional information about director candidate qualifications is contained in the Corporate Governance and Nominating Committee charter.

The Corporation has a Committee of Independent Directors, which consists of all directors who the Board has determined are “independent,” as defined under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies. The Committee of Independent Directors reviews the senior organizational structure of the Corporation, recommends a successor for the CEO, when appropriate, evaluates the performance of the CEO and approves the compensation of the CEO. In accordance with the Corporation’s Corporate Governance Concepts and Policies, the Committee of Independent Directors annually elects from its members a Chairman, who presides at meetings of the Committee of Independent Directors. Stockholders and other interested persons may contact the Chairman of the Committee of Independent Directors in writing, postage prepaid, in care of Corporate Secretary, Chesapeake Corporation, P. O. Box 2350, Richmond, Virginia, 23218-2350, or by e-mail to directorsmail@cskcorp.com. All such communications will be promptly delivered by the Corporate Secretary to the Chairman of the Committee of Independent Directors.

In connection with its approval of this proxy statement on February 22, 2005, the Board of Directors reviewed the relationships of the directors and Ms. Thelander with the Corporation and determined that, with the exception of Messrs. Johnson and Gilchrist, none of the remaining directors, nor Ms. Thelander, have relationships with the Corporation and no other circumstances exist that, in the opinion of the Board of Directors, will interfere with the exercise of their independent judgment in carrying out the responsibilities of a director of the Corporation. Therefore, the Board of Directors determined that all such directors are “independent” as defined under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies. Under the Corporation’s Corporate Governance Concepts and Policies, a director or nominee will be considered “independent” if the director or nominee (i) has no relationship that, applying the rules of the New York Stock Exchange, would preclude a finding that he or she is “independent,” (ii) has no material relationship, directly or as a partner, shareholder or officer of an organization, with the Corporation or any executive officer of the Corporation or any of their respective affiliates and (iii) has no other relationship, whether or not required to be disclosed by securities laws, that would, in the judgment of the Board of Directors, make him or her not “independent.”

During fiscal 2004, all incumbent directors attended all meetings of the Board of Directors and the committees to which they were assigned. The Corporation’s policy is that all directors attend the annual meeting of stockholders. All directors holding office at the time of the 2004 annual meeting of stockholders attended such meeting.

Compensation of Directors

Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. Non-employee directors receive an annual retainer of $29,000 for Board service; an attendance fee of $1,700 for each day attending a Board meeting, a committee meeting or meetings, or an organized Board of Directors business activity; and reimbursement of expenses. Directors traveling across the Atlantic or Pacific Ocean for a Board or committee meeting receive an additional meeting fee of $1,700. Chairmen of the Compensation and Corporate Governance and Nominating Committees each receive an additional annual retainer of $6,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000. The Chairman of the Committee of Independent Directors receives an additional annual retainer of $50,000 during the period that there is an employee Chairman of the Board.

In July 2004, the Board of Directors approved a provision that allows non-U.S. resident directors of the Corporation to fix an exchange rate for their director fees in the local currency of the country in which they reside, based on the exchange rate of that currency with the U.S. dollar on the date of their first election as a director. Sir David Fell and Mr. Decaluwé made such elections and their fees are set in British pounds sterling and euros, respectively, at the exchange rates of those currencies with the U.S. dollar as of the respective dates of their first election as directors of the Corporation.

Prior to 1997, the Corporation had a Directors’ Deferred Compensation Plan under which directors could defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank’s prime rate. The Corporation also has an unfunded Outside Directors’ Retirement Plan (the “Outside Directors’ Plan”). Under the Outside Directors’ Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years. The Outside Directors’ Plan was terminated in 1997 and is not available to directors taking office after 1997. The non-employee directors who served while the Outside Directors’ Plan was in effect will continue to accrue credit for service under the Outside Directors’ Plan and will receive retirement benefits earned under the plan, but the retirement benefit for directors retiring after 1997 will be based on the retainer paid in 1997.

At the 1996 annual meeting, the stockholders approved the Chesapeake Corporation Directors’ Stock Option and Deferred Compensation Plan (the “1996 Plan”). The 1996 Plan provides that each non-employee director will receive an annual grant of stock options each May 1st beginning May 1, 1997, and ending May 1, 2007. The number of shares of Common Stock covered by such options reflects assumptions made in 1996 regarding (i) the future amount of directors’ fees that would be approved but for the adoption of the 1996 Plan and (ii) the fair market value of the options. An option to purchase 2,900 shares of Common Stock at an exercise price of $23.96 was granted to each non-employee director on May 1, 2004. Options granted under the 1996 Plan become exercisable on the day before the next succeeding annual meeting of stockholders following the date of grant, except that the exercisability of such options will be accelerated in the event of the director’s death or disability or in the event of a “change in control” of the Corporation (as defined below under the caption “Definition of Change in Control”). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its grant date. In addition, non-employee directors may elect to defer all or part of their annual retainer or meeting fees, or both, under the 1996 Plan. The deferred fees may be held, at the election of the participant, in either a deferred cash account or a deferred stock account. Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant’s deferred cash account based on the prime rate established from time to time by the Corporation’s principal lender. Deferred fees that are credited to the participant’s deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only. Subject to the approval of the Corporation’s stockholders, each non-employee director will be entitled to participate in the 2005 Plan, as described under “Proposal 2” below, and no new option grants will be made under the 1996 Plan.

The cash retainer and attendance fees described above, together with annual awards under the 1996 Plan or the 2005 Plan, if and when it becomes effective, represent the Corporation’s standard arrangements for compensation of its non-employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of February 4, 2005 (unless otherwise indicated), the direct and indirect beneficial ownership of Common Stock by: each director; each nominee for director; each officer named in the Summary Compensation Table (the “Named Officers”); all directors, nominees for director and Named Officers as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.

Name	Sole Voting and Investment Power(1)	Other(2)	Total	Aggregate Percentage Owned(3)
J.P. Causey Jr.	123,082	25,846	148,928
Rafaël C. Decaluwé	840	0	840
Sir David Fell	7,600	1,130	8,730
Jeremy S. G. Fowden	0	0	0
Keith Gilchrist	118,164	22,600	140,764
Thomas H. Johnson	361,659	201,040	562,699	2.9%
Andrew J. Kohut	128,843	42,363	171,206
Henri D. Petit	0	0	0
John W. Rosenblum	17,075	0	17,075
Frank S. Royal	16,575	0	16,575
Beverly L. Thelander	0	0	0
Richard G. Tilghman	18,817	783	19,600
Joseph P. Viviano	24,527	0	24,527
Harry H. Warner	18,775	0	18,775
All Directors, Nominees for Director and Named Officers as a Group (14 persons)	835,957	293,762	1,129,719	5.8
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	372,300	1,399,000	1,771,300	9.0
Dimensional Fund Advisors Inc.(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,503,880	0	1,503,880	7.7
Barrow, Hanley, Mewhinney & Strauss, Inc.(6) One McKinney Plaza 3232 McKinney Avenue, 15th Floor Dallas, TX 75204	566,417	668,383	1,234,800	6.3
Barclays Global Investors, NA(7)
Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	872,980	132,421	1,005,401	5.2

(1)	Includes shares held in fiduciary capacities and (a) an aggregate 569,000 shares that may be acquired by the Named Officers within 60 days under the Corporation’s 1997 Incentive Plan and the 1993 Incentive Plan, and (b) an aggregate 88,350 shares that may be acquired by certain non-employee directors within 60 days under the 1996 Plan and the 1992 Non-Employee Director Stock Option Plan.

(2)	Includes (a) restricted shares, and (b) shares, if any: (i) owned by certain relatives; (ii) held in various fiduciary capacities; (iii) held by certain corporations; and (iv) held by the Corporation’s 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.

(3)	Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.

(4)	As reported in a Schedule 13G, dated December 31, 2004, T. Rowe Price Associates, Inc. (“Price Associates”), an investment adviser registered under the Investment Advisers Act of 1940, beneficially owns 1,771,300 shares of Common Stock as a result of acting as investment adviser to various individuals and institutional clients. Price Associates has informed the Corporation that it expressly disclaims beneficial ownership of all such shares. Price Associates reported that it exercises sole voting and investment power with respect to 372,300 of such shares.

(5)	As reported in a Schedule 13G, dated December 31, 2004, Dimensional Fund Advisors Inc. (“Dimensional”), an investment adviser registered under the Investment Advisers Act of 1940, beneficially owns 1,503,880 shares of Common Stock as a result of acting as investment adviser to various investment companies. Dimensional reported that it exercises sole voting and investment power with respect to all such shares.

(6)	As reported in a Schedule 13G, dated December 31, 2004, Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow”), an investment adviser registered under the Investment Advisers Act of 1940, beneficially owns 1,234,800 shares of Common Stock as a result of acting as investment adviser to various clients. Barrow reported that it exercises sole voting and investment power with respect to 566,417 of such shares.

(7)	As reported in a Schedule 13G, dated December 31, 2004, Barclays Global Investors, NA (“Barclays Global Investors”), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and Barclays Global Fund Advisors (“Barclays Global Fund”), an investment adviser registered under the Investment Advisers Act of 1940, collectively beneficially own 1,005,401 shares in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors reported that it exercises sole voting and investment power with respect to 367,758 of such shares and Barclays Global Fund reported that it exercises sole voting and investment power with respect to 505,222 of such shares.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Corporation’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below. The Compensation Committee recommends the salary level and annual incentive awards for the CEO, approves salary levels and annual incentive awards for the Corporation’s other executive officers and administers the Corporation’s 1997 Incentive Plan. During fiscal 2004, the Compensation Committee utilized Towers Perrin HR Services (“Towers Perrin”), an independent compensation consultant, for advice with respect to executive compensation matters.

Overview of Compensation Philosophy.

The Corporation’s executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation’s business goals. The Corporation intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to the Corporation’s success. The Corporation’s goal is to pay base salaries that are in the mid-range of salaries offered in the packaging industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation’s intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation’s Common Stock.

The individual elements of the Corporation’s executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options, stock awards and long-term incentive opportunities, which focus on long-term objectives. In designing and administering the individual elements of the Corporation’s executive compensation program, the Corporation strives to balance short- and long-term incentive objectives with an appropriate amount of compensation that is at risk. Depending on the level of the executive, the Corporation targets between approximately one-half and two-thirds of executive compensation to be at risk. In the case of the Corporation’s CEO, the individual elements have been set by the Compensation Committee to provide that approximately two-thirds of expected total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. The expected value of the CEO’s total compensation is set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

The Corporation’s policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Corporation’s flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during fiscal 2004 to be fully deductible by the Corporation.

Fiscal 2004 Compensation.

Base Salaries. The base salary of the CEO for fiscal 2004 was approved by the Committee of Independent Directors based upon the recommendation of the Compensation Committee. The Compensation Committee approves the base salaries for all other executive officers. For fiscal 2004, the Compensation Committee’s recommendation for the CEO and approval for the other executive officers resulted from a subjective review of individual performances and competitive data. The Compensation Committee first established a pay range for each job classification by reference to the CEO’s and the other executive officers’ 2003 base salaries and compensation surveys prepared by (i) The Conference Board, (ii) Hewitt Associates, (iii) Mercer Human Resource Consulting and (iv) with respect to Mr. Gilchrist, Hay Group. The Compensation Committee selected the compensation surveys described above because of the broad-based nature of the surveys, as well as the compensation consultants’ qualifications, expertise and reputation. In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considered the individual officer’s responsibilities, duties and performance, and the position of each individual’s salary within the respective pay range.

As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO as described above. In determining a recommendation for Mr. Johnson’s salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee set Mr. Johnson’s salary at approximately the midpoint of the range. The Compensation Committee concluded that this was appropriate based on his tenure as CEO, and the Compensation Committee’s subjective evaluation of his performance based on the Corporation’s financial performance and achievement of his individual goals. In evaluating the Corporation’s financial performance, several measures were reviewed, including earnings, cash flow and stock price performance. The Compensation Committee concluded that Mr. Johnson’s achievement of his individual goals substantially met the Compensation Committee’s expectations. Mr. Johnson’s performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated. Based on this evaluation, the Compensation Committee recommended, and the Committee of Independent Directors approved, a 4.2% increase in Mr. Johnson’s salary to $670,000, effective January 1, 2004. On April 28, 2004, the Committee of Independent Directors approved, effective January 1, 2004, an increase in Mr. Johnson’s salary to $700,000 for fiscal 2004, and discontinued, effective January 1, 2004, reimbursement of his spouse’s travel expenses.

Annual Incentive Program. The annual incentive award for the CEO for fiscal 2004 was approved by the Committee of Independent Directors based upon the recommendation of the Compensation Committee. The Compensation Committee approves the annual incentive awards for all other executive officers. At the beginning of fiscal 2004, the Compensation Committee established award guidelines composed of three distinct award components: (i) the Corporation’s financial performance, as measured by (a) earnings per share, or EPS, and (b) net cash provided by operations less net cash used by investing activities, or Cash Available for Shareholders and Debt Reduction; (ii) for business unit managers, the business unit’s financial performance, as measured by (a) earnings before interest, taxes, depreciation and amortization, or EBITDA, and (b) average utilized working capital compared to budgeted working capital requirements, and (iii) each executive officer’s achievement of individual goals. The Compensation Committee also determined each executive officer’s target award, which ranged from 50% to 60% of base salary, with the CEO having a 60% target. The actual awards for the achievement of individual goals could range from 0% to 200% of the target award for each component, depending on performance relative to the award guidelines for the component. If performance under the award guidelines was exceeded, the Compensation Committee could, in its discretion, award an additional amount to the executive officer. At the end of fiscal 2004, the Compensation Committee reviewed corporate, business unit and individual performance and determined the awards. The award guidelines established at the beginning of fiscal 2004 for the CEO were based 75% on EPS and Cash Available for Shareholders and Debt Reduction and 25% on achievement of individual goals. The incentive award for Mr. Johnson was $420,000 for fiscal 2004, which was approximately 60% of his year-end base salary, compared to an incentive award of approximately 78% of year-end base salary for 2003. Mr. Johnson’s award was based on the Corporation’s EPS and Cash Available for Shareholders and Debt Reduction for fiscal 2004 and the Compensation Committee’s subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of fiscal 2004 (which were identical to those discussed under the caption “Base Salaries” above).

Long-Term Incentive Programs. The long-term incentive award for the CEO for fiscal 2004 was approved by the Committee of Independent Directors based upon the recommendation of the Compensation Committee. The Compensation Committee approves long-term incentive awards to all other executive officers and other management employees in the form of stock options, performance shares, stock awards and other incentive opportunities under the 1997 Incentive Plan. Long-term incentive awards are intended to align the executives’ financial interests with those of other stockholders by encouraging executive ownership of the Corporation’s stock, and focusing the executives’ attention on the long-term growth and financial success of the Corporation. Individual grants are based on the Compensation Committee’s subjective review of individual performance and grant levels from prior years. In determining the long-term incentive awards granted to executive officers in fiscal 2004, the Compensation Committee subjectively evaluated: the relationship of various job classifications within the Corporation; contributions by each executive officer to the overall performance of the Corporation and such officer’s potential to contribute in the future; and prior grant levels.

In fiscal 2004, the Compensation Committee granted stock options as a long-term incentive to management employees. The Compensation Committee granted nonqualified options to purchase an aggregate of 89,550 shares of Common Stock to the Corporation’s employees. On November 17, 2004, Mr. Johnson exercised an option for

50,000 shares of Common Stock and surrendered 43,373 shares of Common Stock as payment of the exercise price. As provided in his option agreement, Mr. Johnson received a restoration option to purchase 43,373 shares of Common Stock at a price equal to the fair market value of the Common Stock on November 16, 2004. Except as described in the preceding sentence, no options were granted to Mr. Johnson or the other Named Officers (as defined under the caption “Summary of Cash and Certain Other Compensation”) during fiscal 2004. The Compensation Committee granted shares of performance-based restricted stock to a group of senior executives, including the Named Officers, under the 1997 Incentive Plan for the 2004-2006 performance cycle. The shares will vest, in whole or in part, at the end of the cycle if specific cash generation and business expansion goals are met or exceeded. Participants’ shares also will vest in the event of a “change in control” (as defined below under the caption “Definition of Change in Control”). Any shares that remain unvested at the end of the performance cycle will be forfeited.

Executive Compensation Committee

John W. Rosenblum, Chairman

Jeremy S.G. Fowden

Henri D. Petit

Harry H. Warner

Agreements With Named Officers

The Corporation has entered into employment agreements (the “Agreements”) with Messrs. Johnson, Kohut and Causey (the “Named U.S. Officers”). The current term of the Agreements for the Named U.S. Officers will expire on December 31, 2007. The term of the Agreements will be extended automatically each year for an additional year, unless the Corporation advises the officer, before September 1 of each year, that it does not wish to extend the Agreement. The Agreements provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) or resigns with good reason (as defined in the Agreements) following a “change in control” of the Corporation (as defined below under the caption “Definition of Change in Control”) or the sale or other divestiture of the officer’s business unit. The severance payment equals a multiple of three times the Named U.S. Officer’s base salary as in effect on the date he ceases to be employed by the Corporation or, if greater, his highest annual rate of base salary during the twelve months preceding his cessation of employment, and target annual incentive payment for the year in which he ceases to be employed by the Corporation or, if greater, the year preceding his cessation of employment. The Named U.S. Officers also will be entitled to additional credit under the Corporation’s Executive Supplemental Retirement Plan if the officer becomes entitled to benefits following a “change in control” or the sale or other divestiture of the officer’s business unit. The Agreements also provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) before a “change in control” or the sale or other divestiture of the officer’s business unit. In such event, the severance benefit is a multiple of the officer’s base salary and targeted annual incentive payment (with a multiple of three for Mr. Johnson and a multiple of two for Messrs. Causey and Kohut). The Agreements also provide for indemnification of the officer for any excise taxes that may become due under Section 4999 of the Internal Revenue Code and the reimbursement of legal fees incurred by the officer in enforcing the Agreements. The Agreements include a covenant prohibiting the disclosure of confidential information by the officer and, if the officer is terminated before a “change in control,” a covenant restricting competition by the officer. The Agreements with Messrs. Kohut and Causey were amended and restated on April 22, 2003, and amended on January 3, 2005. Mr. Kohut’s Agreement currently provides for his employment as President with a base salary not less than as last approved by the Compensation Committee and an annual incentive target of not less than 60% of his base salary. Mr. Causey’s Agreement currently provides for his employment as Executive Vice President, Secretary & General Counsel with a base salary not less than as last approved by the Compensation Committee and an annual incentive target of not less than 50% of his base salary.

In connection with his employment in 1997 as President & CEO, the Corporation entered into an Employment and Severance Benefits Agreement with Mr. Johnson. Mr. Johnson’s Agreement has been subsequently amended and currently provides for Mr. Johnson’s employment as Chairman of the Board of Directors & CEO with a base salary not less than as last approved by the Committee of Independent Directors and an annual incentive target of not less than 70% of his base salary. During the term of the agreement, Mr. Johnson may participate in the benefit programs available to executive officers generally.

In 1999, the Corporation entered into a Service Agreement with Mr. Gilchrist in connection with the acquisition of Field Group plc. The agreement was amended on September 13, 1999, and April 22, 2003, to more nearly conform to the terms of the agreements between the Corporation and other officers of the Corporation. The agreement provides for Mr. Gilchrist’s employment as Chief Executive – Field Group plc and Executive Vice President and Chief Operating Officer, or other capacity of like status as the Corporation may require, with a base salary of not less than £263,550 per year (approximately $482,850 per year, based on the average exchange rate for 2004) and a target annual incentive of 50% of his base salary. The base salary shall be reviewed at least once in each twelve months. The agreement provides that the Corporation may terminate Mr. Gilchrist’s employment with not less than 36 months notice and that Mr. Gilchrist may terminate his employment with not less than 12 months notice. In December 2004, Mr. Gilchrist provided notice to the Corporation of his intent to retire as an employee of the Corporation effective December 31, 2005. The agreement provides for the payment of a severance benefit and continued participation in certain benefit plans if Mr. Gilchrist is terminated without cause (as defined in the agreement) or resigns with good reason (as defined in the agreement) following a “change in control” of the Corporation (as defined below under the caption “Definition of Change in Control”) or the sale or other divestiture of Mr. Gilchrist’s business unit. The severance payment equals a multiple of three times Mr. Gilchrist’s base salary as in effect on the date he ceases to be employed by the Corporation or, if greater, his highest annual rate of base salary during the twelve months preceding his cessation of employment with the Corporation, Field Group plc, each Chesapeake company, each associated company and their successors, and the target annual incentive payment for the year in which he ceases to be employed by the Corporation, Field Group plc, each Chesapeake company, each associated company and their successors, or, if greater, the year preceding his cessation of employment. The agreement provides that Mr. Gilchrist shall participate in the Field Group Pension Plan, have the use of an automobile provided by Field Group plc, receive medical and life insurance coverage as the Corporation considers appropriate and be entitled to 26 vacation days per year. The agreement provides that Mr. Gilchrist’s employment shall cease upon his attainment of age 60. The agreement provides for reimbursement of legal fees incurred by Mr. Gilchrist in enforcing the agreement, and also contains customary non-compete, non-solicitation, confidentiality and inventions and improvements provisions.

Definition of “Change in Control”

For purposes of the 1993 Incentive Plan, the 1996 Plan, the 1997 Incentive Plan, the 2005 Plan, the Agreements and Mr. Gilchrist’s Service Agreement, “change in control” means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) those persons who were members of the Corporation’s Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors; (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets. The foregoing summary is qualified in its entirety by reference to the terms of the 1993 Incentive Plan, the 1996 Plan, the 1997 Incentive Plan, the 2005 Plan, the Agreements and Mr. Gilchrist’s Service Agreement, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, P. O. Box 2350, Richmond, Virginia 23218-2350.

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ended December 29, 2002, December 28, 2003, and January 2, 2005, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to each person who served as the Corporation’s CEO and to its three other most highly compensated executive officers (the “Named Officers”), which includes all of the Corporation’s executive officers as of January 2, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position as of January 2, 2005	Year	Salary	Bonus	Other Annual Compen- sation(1)	Restricted Stock Awards(2)	Securities Underlying Options/ SARs	LTIP Payouts (3)	All Other Compensation(4)
Thomas H. Johnson(5) Chairman, President & Chief Executive Officer and Director	2004 2003 2002	$700,000 642,900 626,667	$420,000 501,221 130,000	$4,532 54,773 36,531		43,373 65,000	$154,458 134,662	$13,877 13,532 12,654

Keith Gilchrist(6) Executive Vice President and Chief Operating Officer and Director	2004 2003 2002	494,667 430,807 386,109	210,000 170,812 88,255			20,000	132,400 114,450	26,332 22,285 12,701

Andrew J. Kohut(7) Executive Vice President & Chief Financial Officer	2004 2003 2002	313,000 299,200 278,333	180,000 198,127 70,500	770 765 532		15,000	105,920 91,560	10,406 10,063 9,193

J.P. Causey Jr. Executive Vice President, Secretary & General Counsel	2004 2003 2002	259,000 250,200 241,833	150,000 162,552 60,750	1,095 1,083 1,013		14,000	105,920 91,560	9,904 9,648 8,943

(1)	The amounts for Mr. Johnson for fiscal 2002 and fiscal 2003 represent reimbursement of (a) his spouse’s travel expenses and (b) taxes on club fees and his spouse’s travel expenses. The amount for Mr. Johnson for fiscal 2004, and the amounts for Mr. Kohut and Mr. Causey, represent reimbursement of taxes on club fees. None of the Named Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.

(2)	As of January 2, 2005, the number and value (based on the closing price of $27.16 for the Common Stock on December 31, 2004) of shares of restricted stock held by the Named Officers were as follows: Mr. Johnson, 46,034 shares, $1,250,283; Mr. Gilchrist, 22,600 shares, $613,816; Mr. Kohut, 16,500 shares, $448,140; and Mr. Causey, 14,400 shares, $391,104. All such shares are performance-based restricted stock granted to the Named Officers during fiscal 2003 and fiscal 2004 under the 1997 Incentive Plan for the 2003-2005 performance cycle and the 2004-2006 performance cycle, respectively. The terms of the restricted stock granted during fiscal 2004 are described under “Long Term Incentive Plans—Awards in Last Fiscal Year.”

(3)	The amounts appearing in the LTIP Payouts column for fiscal 2003 and fiscal 2004 represent the value of performance-based restricted stock earned in fiscal 2003 and fiscal 2004 with respect to the 2003-2005 performance cycle under the 1997 Incentive Plan, based on the Common Stock price exceeding certain targets. The values of the performance-based restricted stock earned in fiscal 2003 and fiscal 2004, respectively, are based on the closing price for the Common Stock of $22.89 on July 18, 2003, and $26.48 on December 31, 2003, the dates that the awards were earned.

(4)	“All Other Compensation” for fiscal 2004 includes the following: (a) the Corporation’s 60% matching contributions under the 401(k) Savings Plan for Salaried Employees of the following amounts made to the Named Officers: Mr. Johnson, $7,380; Mr. Gilchrist, $0; Mr. Kohut, $7,380; and Mr. Causey, $7,380; (b) the Corporation’s matching contribution under the Salaried Employees’ Stock Purchase Plan of the following amounts made to the Named Officers: Mr. Johnson, $6,497; Mr. Gilchrist, $0; Mr. Kohut, $3,026; and Mr. Causey, $2,524; and (c) automobile benefits for Mr. Gilchrist.

(5)	Effective as of January 3, 2005, Mr. Johnson’s position is Chairman & Chief Executive Officer and Director.

(6)	Mr. Gilchrist is compensated in British pounds sterling. The amounts listed in the Salary, Bonus and All Other Compensation columns in U.S. dollars for Mr. Gilchrist are based on the average exchange rate for each full year.

(7)	Effective as of January 3, 2005, Mr. Kohut’s position is President.

Stock Options and SARs

The following table contains information concerning the grants of options and SARs made during fiscal 2004 under the 1997 Incentive Plan to the Named Officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options/ SARs Granted		% of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise or Base Price		Expiration Date	0%	5% (4)	10%(4)
Thomas H. Johnson	43,373	(2)	48.46%	$25.20	(3)	1/30/11	$0	$687,462	$1,741,860

Keith Gilchrist	0

Andrew J. Kohut	0

J.P. Causey Jr.	0

(1)	The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	The options were granted to Mr. Johnson as a result of his exercise of options previously granted to him by surrendering 43,373 shares of Common Stock as payment of the exercise price. The grants were nonqualified options issued under the 1997 Incentive Plan and become exercisable on the six month anniversary of the date of grant, subject to acceleration in the event of the retirement, death or disability of Mr. Johnson or a “change in control” of the Corporation (as defined above under the caption “Definition of Change in Control”).

(3)	The exercise price was set at the fair market value of the Common Stock on the date Mr. Johnson surrendered shares of Common Stock to exercise the stock option. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.

(4)	The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when Mr. Johnson exercises the options granted in 2004, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:

	Annual Rate of Stock Price Appreciation
	5%	10%
Resulting stock price based on $25.20 starting price	$41.05	$65.36

Per share gain	15.85	40.16

Aggregate hypothetical gain that would be realized by all stockholders (based on 19,513,849 shares outstanding on November 19, 2004)	309,294,507	783,676,176

Aggregate hypothetical gain on options granted to Mr. Johnson if assumed prices are achieved	687,462	1,741,860

Hypothetical aggregate gains for Mr. Johnson as a percentage of all stockholders’ gains	0.2%	0.2%

Option/SAR Exercises and Holdings

The following table sets forth information with respect to the Named Officers concerning the exercise of options and SARs during fiscal 2004, and unexercised options and SARs held by them on January 2, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Year-End	Value of Unexercised In-the-Money Options/SARs at Year-End (1)
Name	Shares Acquired On Exercise	Value Realized	Exercisable/ Unexercisable (2)	Exercisable/ Unexercisable (2)
Thomas H. Johnson	50,000	$167,000	266,666/86,707	$0/85,011
Keith Gilchrist	0	0	88,333/6,667	185,500/0
Andrew J. Kohut	0	0	87,500/5,000	131,410/0
J.P. Causey Jr.	15,000	75,971	66,833/4,667	25,270/0

(1)	The value of unexercised in-the-money options/SARs as of January 2, 2005, represents the positive spread between the closing price of the Common Stock on December 31, 2004 ($27.16), and the exercise price of any unexercised options and SARs.

(2)	The shares represented could not be acquired by the Named Officer as of January 2, 2005, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration in the event of the retirement, death or disability of the executive or a “change in control” of the Corporation (as described above under the caption “Definition of Change in Control”).

Long-Term Incentive Awards

The following table contains information concerning awards of performance-based restricted stock during fiscal 2004 under the 1997 Incentive Plan to the Named Officers for the 2004-2006 performance cycle.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Share Payouts(1)
			Threshold	Target	Maximum
Thomas H. Johnson	40,200	2004-2006	12,060	40,200	46,230

Keith Gilchrist	17,600	2004-2006	5,280	17,600	20,240

Andrew J. Kohut	12,500	2004-2006	3,750	12,500	14,375

J.P. Causey Jr.	10,400	2004-2006	3,120	10,400	11,960

(1)	Awards consist of performance-based restricted stock granted under the 1997 Incentive Plan for the 2004-2006 performance cycle. The shares will vest, in whole or in part, if during the performance cycle Chesapeake achieves or exceeds specific cash generation and business expansion goals set by the Compensation Committee. The shares represented by the difference between the Target and Maximum Estimated Future Share Payouts will vest only if Chesapeake exceeds the cash generation target set by the Compensation Committee. Any shares that remain unvested at the end of the performance cycle will be forfeited. The shares also will vest following a “change in control” of the Corporation, as described above under the caption “Definition of Change in Control.” The Corporation pays dividend equivalents on unvested shares at the same rate and times as dividends are paid on all other shares of Common Stock.

Pension Plans Table

The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation’s funded retirement plan for its U.S. salaried employees and unfunded supplemental retirement plan for certain U.S. officers and other U.S. key employees.

	Estimated Annual Retirement Benefit at Age 65(1)
	Years of Credited Service(2)
Annual Compensation(3)	5	10	15	20	25
$200,000	$20,000	$40,000	$60,000	$80,000	$96,000
400,000	40,000	80,000	120,000	160,000	192,000
600,000	60,000	120,000	180,000	240,000	288,000
800,000	80,000	160,000	240,000	320,000	384,000
1,000,000	100,000	200,000	300,000	400,000	480,000

(1)	All Named Officers, except Mr. Gilchrist, are participants in the Corporation’s funded retirement plan for salaried employees and its unfunded supplemental retirement plan. Mr. Gilchrist participates in the Field Pension Plan, as described below.

(2)	The years of credited service for the Named Officers as of March 1, 2005, were: Mr. Johnson, 7; Mr. Kohut, 25; and Mr. Causey, 21. Mr. Gilchrist has 23 years of credited service under the Field Pension Plan.

(3)	Annual compensation is the average of the highest five consecutive years’ salary and bonus paid during the last ten consecutive years and, in the case of the Named Officers other than Mr. Gilchrist, approximates such amounts as set forth in the Summary Compensation Table.

The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

As an employee of Field Group plc, a subsidiary of the Corporation, Mr. Gilchrist participates in the Field Group Pension Plan (the “Field Pension Plan”). The objective of the Field Pension Plan is to provide an annual retirement benefit at normal retirement age, which is age 60 for Mr. Gilchrist, of approximately 67% of pensionable earnings. Pensionable earnings approximates base salary for Mr. Gilchrist. At Mr. Gilchrist’s option, part of his benefit may be exchanged for a lump sum cash payment (within U.K. Inland Revenue limits) at retirement. Field Group plc contributes an amount equal to approximately 22% of Mr. Gilchrist’s pensionable earnings, and Mr. Gilchrist contributes approximately 12% of his pensionable earnings, to the Field Pension Plan. Mr. Gilchrist’s accrued annual benefit at January 2, 2005, was approximately $322,255. This amount is paid or determined in British pounds sterling and has been converted into U.S. dollars based on the average exchange rate for 2004.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors, each of whom is “independent” under the independence standards for audit committee members set forth in the rules promulgated under the Securities Exchange Act of 1934, the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Concepts and Policies. The Audit Committee operates under a written charter approved by the Board of Directors. The members of the Audit Committee are Messrs. Decaluwé (Chairman), Tilghman and Viviano and Dr. Royal. The Audit Committee held four meetings during fiscal 2004.

The Audit Committee assists the Board in its oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence and (iv) the performance of the Corporation’s internal audit function and independent registered public accounting firm. In fulfilling its responsibility, the Audit Committee appoints the Corporation’s independent registered public accounting firm.

The Audit Committee discussed with the internal auditor and the independent registered public accounting firm the overall scope and specific plans for their respective audits, as well as the Corporation’s consolidated financial statements and the adequacy of the Corporation’s internal controls. The Audit Committee met regularly with each of the Corporation’s internal auditor and independent registered public accounting firm, without management present, to discuss the results of their examinations and their evaluations of the Corporation’s internal controls. The meetings also were designed to facilitate any private communication with the Audit Committee desired by the internal auditor or independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Corporation that might bear on the independent registered public accounting firm’s independence (consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”), discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted accounting principles, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Management has the primary responsibility for the system of internal controls and the financial reporting process described in the Report of Management with respect to the financial statements included in the Corporation’s Annual Report to Stockholders for fiscal 2004. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality of accounting principles, reasonableness of the significant judgments and clarity of disclosures in the financial statements.

In reliance on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the SEC.

The Audit Committee completed an annual review of its written charter, and determined that it complied with its charter during fiscal 2004.

Audit Committee Pre-Approval Policy.

The Audit Committee has adopted procedures for pre-approving certain audit and permitted non-audit services provided by the independent registered public accounting firm. These procedures include reviewing specific services subject to a fee range for each fiscal year for audit and permitted non-audit services. The Audit Committee reviews descriptions of, and an estimated fee range for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the schedule is submitted. Audit Committee approval is also required when the pre-approved amount is exceeded for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not previously approved. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on independent registered public accounting firm independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, due to its familiarity with the Corporation’s business, personnel, culture, accounting systems and risk profile, and whether the services enhance the Corporation’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee who then report any pre-approved services to the Audit Committee at its next scheduled meeting. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Fees of the Corporation’s Independent Registered Public Accounting Firm.

During fiscal 2004, the Corporation engaged PricewaterhouseCoopers LLP as independent registered public accounting firm principally to perform the annual audit and to render other services. The following table lists fees paid to PricewaterhouseCoopers LLP for services rendered in fiscal 2004 and 2003.

	2004	2003
Audit Fees	$2,104,595	$900,229
Audit-Related Fees	58,754	82,021
Tax Fees	506,458	727,087
All Other Fees	0	6,000

Total	$2,669,807	$1,715,337

Audit Fees include fees for services performed to comply with generally accepted auditing standards, including the audit of the Corporation’s annual consolidated financial statements and internal controls and review of the Corporation’s quarterly consolidated unaudited financial statements.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. This category includes fees related to consultations regarding generally accepted accounting principles, and reviews and evaluations of the impact of new regulatory pronouncements. Audit-Related fees also include audits of pension and other employee benefit plans, as well as the review of the Chesapeake Corporation Foundation.

Tax Fees primarily include fees associated with tax audits, tax compliance and tax consulting, as well as domestic and international tax planning. This category also includes tax planning for restructurings, as well as other services related to tax disclosure and filing requirements.

All Other Fees for 2003 were for a survey of UK market practice related to annual incentive plans.

The Audit Committee has concluded the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Committee

Rafaël C. Decaluwé, Chairman

Frank S. Royal

Richard G. Tilghman

Joseph P. Viviano

Certain Relationships and Related Transactions

During fiscal 2004, the Corporation did not engage in any transaction, or series of similar transactions, of the type required to be disclosed under the caption “Certain Relationships and Related Transactions.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Messrs. Rosenblum (Chairman), Fowden, Petit and Warner. No member of the Compensation Committee had relationships, or engaged in transactions, with the Corporation during fiscal 2004 of the type required to be disclosed under the caption “Certain Relationships and Related Transactions.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, directors and owners of more than 10% of the Common Stock are required by regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

Mr. Warner failed to report a stock option exercise on a timely basis due to a communication failure with the third party who administers the stock option exercises. Mr. Johnson failed to file Forms 4 for 35 transactions involving self-executing investments in units tied to the value of the Corporation’s common stock pursuant to a deferred compensation plan due to administrative oversight in connection with the change in the reporting obligations of these types of transactions.

Based solely on the Corporation’s review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for fiscal 2004, the Corporation believes that, with the exception of the foregoing, all of its executive officers, directors and owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements with respect to transactions during fiscal 2004.

Performance Graph

The following graph is presented to compare the cumulative total return for the Common Stock to the cumulative total return of the Dow Jones Global Containers & Packaging Index and the S&P Smallcap 600 Index for the Corporation’s last five fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1999, and that all dividends were reinvested.

(December 31st of each year, in dollars)

Summary	1999	2000	2001	2002	2003	2004
Chesapeake Corporation	100	70	98	65	101	108
S&P Smallcap 600 Index	100	112	119	102	141	173
Dow Jones Global Containers & Packaging Index	100	65	82	88	105	125

PROPOSAL TO APPROVE THE

CHESAPEAKE CORPORATION 2005 INCENTIVE PLAN

(PROPOSAL 2)

The Corporation proposes that the stockholders approve the Chesapeake Corporation 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan was adopted by the Board of Directors on February 22, 2005, subject to the approval of the Corporation’s stockholders. The more significant features of the 2005 Plan are described below. This summary is subject, in all respects, to the terms of the 2005 Plan, which is attached hereto as Annex I and incorporated herein by reference.

Purposes.

For many years the Corporation has provided cash incentive and/or stock-based compensation opportunities for its directors, executives and key employees. The 1996 Plan and the 1997 Incentive Plan are currently maintained for these purposes. If the stockholders approve the 2005 Plan, neither the Compensation Committee nor the Corporate Governance and Nominating Committee will approve additional grants or awards under the 1996 Plan and the 1997 Incentive Plan.

The Board of Directors believes that the 2005 Plan will benefit the Corporation by (i) assisting it in recruiting and retaining employees with ability and initiative, (ii) providing greater incentive for employees of the Corporation and its related entities and (iii) enabling its directors, executives and key employees to participate in the future success of the Corporation and to associate their interests with those of the Corporation and its stockholders.

Administration.

The Corporate Governance and Nominating Committee will administer the 2005 Plan with respect to awards that are made to members of the Board of Directors who are not employees of the Corporation. However, all such awards are subject to the final approval of the Board of Directors. With respect to all other eligible individuals, the Compensation Committee will administer the 2005 Plan. The Committees will have the authority to select the individuals who will participate in the 2005 Plan (“Participants”) and to grant options, stock awards, incentive awards and awards of performance shares and stock units upon such terms (not inconsistent with the terms of the 2005 Plan) as the Committees consider appropriate. In addition, the Committees will have complete authority to interpret all provisions of the 2005 Plan, to prescribe the forms of agreements evidencing awards under the 2005 Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 2005 Plan and to make all other determinations necessary or advisable for the administration of the 2005 Plan.

The Compensation Committee may delegate certain of its authority to administer the 2005 Plan to an officer of the Corporation. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. As used in this summary, the term “Administrator” means the Corporate Governance and Nominating Committee, the Compensation Committee and any delegate of the Compensation Committee, as appropriate.

Eligibility.

Any employee of, or person who provides services to, the Corporation or a related entity of the Corporation is eligible to participate in the 2005 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or a related entity. Members of the Board of Directors are eligible to participate in the 2005 Plan. The Corporation is not able to determine the number of individuals that the Administrator will select to participate in the 2005 Plan or the type or size of awards that the Administrator will approve. The Corporation also cannot determine the number of individuals that the Administrator would have selected to participate in the 2005 Plan, or the type or size of awards that the Administrator would have approved, had the 2005 Plan been in effect for the last fiscal year.

Awards.

The 2005 Plan permits the grant of options to purchase shares of Common Stock from the Corporation, stock awards, incentive awards and awards of performance shares and stock units.

Options. Options granted under the 2005 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant in the case of an ISO. The fair market value of the Common Stock for purposes of option grants is determined by the Administrator, either as the closing price of the Common Stock or the average closing price of the Common Stock for the twenty trading days up to and including the date of grant. The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Common Stock, or a combination thereof.

An option may be granted with the right to receive a new option covering the number of shares surrendered pursuant to the exercise of the related option. The new option will have an exercise price equal to the fair market value of Common Stock on the date such shares are surrendered and will otherwise be subject to the terms and conditions applicable to the related option.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but, in the case of an ISO, cannot exceed ten years from the date of grant. No employee may be granted ISOs (under the 2005 Plan or any other plan of the Corporation) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

Stock Awards. The 2005 Plan also permits the grant of shares of Common Stock as stock awards. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on a stock award will be prescribed by the Administrator. If a stock award is subject to restrictions, the period of restriction will be at least three years, except that the period will be at least one year in the case of stock awards granted to non-employee members of the Board and stock awards that vest and become transferable upon the satisfaction of performance objectives. As described below, stock awards may be used to settle incentive awards.

Performance Shares. The 2005 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock. A performance share award may include the right to receive dividend equivalents, either on a current or deferred basis, as prescribed by the Administrator. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share award requirements may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity or the Participant achieve stated objectives. To the extent that performance shares are earned, the obligation may be settled in Common Stock, cash or a combination of the two.

Stock Units. A Participant also may be awarded stock units under the 2005 Plan. A stock unit is an award, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive a payment for each specified share equal to the fair market value of the Common Stock on the date of settlement. An award of stock units may include the right to receive dividend equivalents, either on a current or deferred basis, as prescribed by the Administrator. The Administrator, in its discretion, may prescribe that a Participant’s rights in stock units will be forfeitable or otherwise terminable for a period of time (of at least one year) unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity or the Participant achieve stated objectives. To the extent that any such requirements are satisfied, the obligation may be settled in Common Stock, cash or a combination of the two.

Incentive Awards. The 2005 Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in Common Stock, cash or a combination of the two. No Participant, however, may receive in any calendar year incentive award payments under the 2005 Plan that exceed $1.5 million.

Transferability.

In general, options, performance shares, stock awards, stock units and incentive awards will be nontransferable except by will or the laws of descent and distribution. If provided in the agreement governing the grant, options (other than ISOs) may be transferred by the Participant, as permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, including to his spouse, children or grandchildren or to a trust or trusts for the benefit of such family members or to a partnership in which such family members are the only partners.

Performance Objectives.

The Administrator may prescribe that: (i) an option is exercisable; (ii) a stock award is vested or transferable or both; or (iii) that payment under a performance share award, an incentive award, or an award of a stock unit is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of the Corporation’s, a related entity’s or an operating unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow, (xiii) fair market value of the Common Stock, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) objective measures of product quality, (xxi) safety, health and environmental compliance, (xxii) the results of customer satisfaction surveys, (xxiii) cash available for shareholders and debt reduction or (xxiv) peer group comparisons of any of the aforementioned objectives.

Change in Control.

The 2005 Plan provides that outstanding options will become exercisable, that outstanding stock awards will become transferable and nonforfeitable, and that outstanding performance shares and stock units will be earned in the event of a “change in control” (as described above under the caption “Definition of Change in Control”).

Share Authorization.

The maximum aggregate number of shares of Common Stock that may be issued under the 2005 Plan is 1,750,000 shares. The share authorization will be adjusted as the Administrator determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards and the limitations on individual grants also shall be adjusted by the Administrator to reflect such changes. On March 10, 2005, the last reported sale price of the Common Stock on the New York Stock Exchange was $21.53 per share.

Individual Limitations.

No individual may be granted options under the 2005 Plan in any calendar year and the four preceding calendar years (or, if less, the calendar years after 2004) for more than 500,000 shares of Common Stock. No individual may be granted stock awards, stock units or performance shares under the 2005 Plan in any calendar year and the preceding four calendar years (or, if less, the calendar years after 2004), in each case, for more than 300,000 shares. As noted above, no individual may receive incentive award payments under the 2005 Plan in any calendar year of more than $1.5 million.

Amendment and Termination.

No option or stock award may be granted and no performance shares and stock units may be awarded under the 2005 Plan after April 26, 2015. The Board may, without further action by stockholders, terminate or suspend the

2005 Plan in whole or in part. The Board also may amend the 2005 Plan, except that no amendment that increases the number of shares of Common Stock that may be issued under the 2005 Plan, changes the class of individuals who may be selected to participate in the 2005 Plan or requires stockholder approval under the rules of the New York Stock Exchange will become effective until it is approved by stockholders.

United States Federal Income Tax Consequences.

The Corporation has been advised by counsel regarding the federal income tax consequences of the 2005 Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

The Participant will recognize income on account of the settlement of a performance share award or stock unit and payment under an incentive award. The Participant will recognize income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received under the award.

Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the Participant recognizes income equal to the fair market value of the Common Stock.

The employer (either the Corporation or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or the vesting of a stock award or the settlement of performance shares or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of stock issued upon the exercise of an ISO.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE FOR PROPOSAL 2 TO APPROVE THE 2005 PLAN.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Corporation for fiscal 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 2006 must be delivered to the Corporation at its principal office in Richmond, Virginia, not later than November 25, 2005.

In addition to any other applicable requirements, for business to be properly brought before the 2006 annual meeting by a stockholder, even if the proposal is not to be included in the Corporation’s proxy statement, the Corporation’s bylaws provide that the stockholder must give notice in writing to the Secretary of the Corporation not later than January 24, 2006. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and class, series and number of shares beneficially owned by, the stockholder proposing such business and (iii) any material interest of the stockholder in such business.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Communications to the Board of Directors, or to individual directors, may be sent by U.S. mail, postage prepaid, addressed to the Board of Directors, or an individual director or directors, in care of Corporate Secretary, Chesapeake Corporation, P. O. Box 2350, Richmond, Virginia, 23218, or by e-mail to directorsmail@cskcorp.com. All such communications will be promptly delivered by the Corporate Secretary to the addressee, if addressed to an individual director, or, if addressed to the Board of Directors, to the Chairman of the Board, unless the Chairman of the Board is an employee of the Corporation, in which event the communication will be promptly delivered to the Chairman of the Committee of Independent Directors.

OTHER MATTERS

As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. Alternatively, you may choose to vote by telephone. Instructions for this convenient voting method are on the enclosed proxy card. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of J. P. Causey Jr., Secretary, at any time before the proxy is exercised.

J. P. Causey Jr.
Secretary

March 25, 2005

Annex I

CHESAPEAKE CORPORATION

2005 INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01.	Administrator

Administrator means the Board’s Corporate Governance and Nominating Committee with respect to grants and awards made to non-employee Directors. With respect to all other Participants, Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.	Affiliate and Associate

Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.03.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of Performance Shares, Stock Units, Stock Awards, Incentive Awards or Options awarded or granted to such Participant.

1.04.	Beneficial Owner

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(a) that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;

(b) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities issuable upon exercise of rights under the Company’s Shareholder Rights Plan as in effect from time to time;

(c) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(d) that are beneficially owned, directly or indirectly, by any other individual (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (c) of this definition) or disposing of any voting securities of the Company;

provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Company be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company, or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the plan.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Change in Control

Change in Control means the occurrence of any of the following events:

(a) any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) at any time becomes the Beneficial Owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), other than (i) through an acquisition of Voting Securities directly from the Company in a transaction approved by the Continuing Directors, (ii) as a result of the Company’s repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities while such Beneficial Owner is entitled to exercise voting power in excess of the foregoing percentage, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subsection (c) of this definition;

(b) Continuing Directors cease to constitute a majority of the members of the Board;

(c) the shareholders of the Company approve a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination beneficially own more than 80% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or related trust of the Company or of such corporation resulting from such Business Combination) beneficially owns 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(d) the shareholders of the Company approve a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, unless, in the case of any such sale or other disposition, immediately thereafter (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition beneficially own more than 80% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation that acquired such assets (including, without limitation, a corporation which as a result of such transaction owns such assets through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or related trust of the Company or of the corporation that acquired such assets) beneficially owns 20% or more of, respectively, the then-outstanding shares of common stock of the corporation that acquired such assets or the combined voting power of the then-outstanding voting securities of such corporation, and (iii) at least a majority of the members of the board of directors of the corporation that acquired such assets are Continuing Directors.

1.07.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto from time to time.

1.08.	Committee

Committee means the Executive Compensation Committee of the Board.

1.09.	Common Stock

Common Stock means the common stock of the Company.

1.10.	Company

Company means Chesapeake Corporation.

1.11.	Continuing Director

Continuing Director means any member of the Company’s Board, while a member of that Board, and (i) who was a member of the Company’s Board on the date the Plan was adopted by the Board or (ii) whose subsequent nomination for election or reelection to the Board was recommended or approved by a majority of the then Continuing Directors.

1.12.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions or events, the Control Change Date is the date of the last of such transactions or events.

1.13.	Deferred Benefit

Deferred Benefit means a Stock Award that is issued in settlement of an obligation under a deferred compensation plan maintained by the Company or a Related Entity.

1.14.	Director

Director, as of any given date, means a member of the Board on such date.

1.15.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16.	Fair Market Value

Fair Market Value means, on any given date, either of the following as determined by the Administrator: (i) the closing price of a share of Common Stock on such date, as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such date, then on the next preceding day that the Common Stock was traded on such exchange; or (ii) the average of the closing price of a share of Common Stock on the 20 consecutive trading days immediately preceding and including such date, as reported on the New York Stock Exchange composite tape on such dates, all as reported by such source as the Administrator may select; provided, however, that with respect to an Incentive Stock Option, Fair Market Value means the closing price of a share of Common Stock on the date of grant.

1.17.	Incentive Award

Incentive Award means an award that, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity or shares of Common Stock or a combination thereof.

1.18.	Incentive Stock Option

Incentive Stock Option means an Option that is intended to satisfy the requirements of Code Section 422.

1.19.	LTIP Performance Cycle

LTIP Performance Cycle means a performance period longer than twelve months designated by the Company under a long-term incentive program sponsored by the Company.

1.20.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21.	Participant

Participant means an employee of the Company or a Related Entity, including a member of the Board, or a non-employee Director, in each case, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or Stock Units, a Stock Award, an Option, or an Incentive Award or any combination thereof.

1.22.	Performance Objectives

Performance Objectives means specified performance objectives that must be achieved by the Participant, the Company, a Related Entity or an operating unit (as specified by the Administrator) and which are stated with respect to (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow, (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) objective measures of product quality, (xxi) safety, health and environmental compliance, (xxii) the results of customer satisfaction surveys, (xxiii) cash available for shareholders and debt reduction or (xxiv) peer group comparisons of any of the aforementioned objectives.

1.23.	Performance Shares

Performance Shares means an award that, in accordance with and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash or shares of Common Stock or a combination thereof.

1.24.	Person

Person means any individual, firm, corporation, partnership or other entity.

1.25.	Plan

Plan means the Chesapeake Corporation 2005 Incentive Plan.

1.26.	Related Entity

Related Entity means (i) any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity that is designated by the Board as a participating company in the Plan.

1.27.	Reload Option

A Reload Option means an Option described in Section 6.10.

1.28.	Restoration Feature

Restoration Feature means the right to receive a Reload Option as provided in Section 6.10.

1.29.	Rule 16b-3

Rule 16b-3 means Rule 16b-3 under the Exchange Act, as in effect from time to time.

1.30.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VII. The term Stock Award includes shares of Common Stock issued as a Deferred Benefit.

1.31.	Stock Unit

Stock Unit means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment.

1.32.	Subsidiary

Subsidiary means, with reference to any Person, any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares and Stock Units, the grant of Stock Awards, the grant of Options qualifying as Incentive Stock Options and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator; provided, however, that all grants and awards to non-employee Directors (and any actions or decisions with respect to such awards) shall be subject to final approval by the Board. The Administrator shall have authority to award Performance Shares and Stock Units and to grant Stock Awards, Incentive Awards and Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award, Incentive Award, Performance Shares, or Stock Units including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity, that the Company or a Related Entity achieve a specified level of financial performance or that the Company or a Related Entity achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which a Stock Unit or Incentive Award may be settled. In addition, the Administrator shall have the authority to grant a Stock Award as a Deferred Benefit.

The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee nor any member of the Board’s Corporate Governance and Nominating Committee nor any member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award, Incentive Award or an award of Performance Shares or Stock Units. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

In addition, the Committee may, in its discretion, specify that grants and awards to any United States national who is employed by the Company or a Related Entity outside of the United States, or to any foreign national who is employed by the Company or a Related Entity, can be made on such terms and conditions that are different from those specified in the Plan and which, in the judgment of the Committee, are necessary or desirable to further the purposes of the Plan; other than with respect to (i) the applicable individual limitations on grants and awards set forth in Plan sections 6.01, 7.01, 8.01, 9.01 and 10.01; (ii) the criteria for establishing the option price described in Plan section 6.02; and (iii) the minimum vesting requirement for Stock Awards described in Plan section 7.02.

ARTICLE IV

ELIGIBILITY

4.01.	General

Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) or a person who provides services to the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company may be selected to participate in the Plan.

4.02.	Grants

The Administrator will designate individuals to whom an award of Stock Units or Performance Shares are to be granted and to whom Stock Awards, Incentive Awards and Options are to be granted, and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted, with or without a Restoration Feature. Each award of Performance Shares or Stock Units, and all Stock Awards and Options granted under this Plan, shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant who is not an employee of the Company or a Subsidiary may be granted an Option that is an Incentive Stock Option. No Participant may be granted Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code Section 422(d). The preceding annual limitation shall not apply with respect to Options that are not Incentive Stock Options.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued or Delivered

Upon the award of Common Stock pursuant to a Stock Award, the settlement of an award of Stock Units, Performance Shares or any Incentive Award, or upon the exercise of any Option, the Company may deliver shares of Common Stock from its authorized but unissued Common Stock to the Participant (or the Participant’s successor in interest or personal representative, or if the Participant so directs, the Participant’s broker).

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued or delivered under this Plan pursuant to the exercise of Options, the grant of Stock Awards and the settlement of Performance Shares, Stock Units or Incentive Awards is 1,750,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued or delivered under this Plan and the limit set forth in the preceding sentence shall be adjusted in accordance Article XI.

5.03.	Reallocation of Shares

If (i) any award or grant under the Plan expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of shares of Common Stock or for fewer shares of Common Stock than the maximum number subject to such award or grant (including where any such shares are withheld to satisfy a Participant’s tax withholding obligations) or (ii) any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are delivered to satisfy tax obligations in respect of, any award or grant under this Plan, then any shares of Common Stock covered by such lapsed, cancelled, expired or settled portion of such award or grant and any such tendered shares of stock shall be available for the grant of other Options, Stock Awards, Stock Units and settlement of Performance Shares and Incentive Awards under this Plan.

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year and the four preceding calendar years (or, if less, the calendar years after 2004) covering more than 500,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that (i) the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted and (ii) the exercise price per share for Common Stock purchased on the exercise of an outstanding Option shall not be reduced, except in accordance with Article XI.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to such persons or entities as permitted under Rule 16b-3 on such terms and conditions as permitted under Rule 16b-3. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or by the laws of descent and distribution.

6.06.	Change in Control

Section 6.03 to the contrary notwithstanding but subject to Article XIV, on and after a Control Change Date each Option shall be exercisable in whole or in part.

6.07.	Disposition of Stock

A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.08.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.09.	Payment

Subject to rules established by the Administrator and unless otherwise provided by the Agreement, payment of the Option price may be made (i) in cash or a cash equivalent acceptable to the Administrator or (ii) by the surrender (actually or by attestation) of shares of Common Stock held by the Participant provided, however, that if those shares were acquired from the Company, the shares have been held by the Participant for at least six months. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares (determined as of the day preceding the date of exercise) must not be less than the Option price of shares for which the Option is being exercised. Payment in “cash” or “cash equivalents” includes delivery of cash or cash equivalents by a broker under a “cashless exercise” arrangement at the time of exercise or following the sale of shares to which the exercise relates.

6.10.	Restoration Feature

In the sole discretion of the Administrator, the terms of an Option may entitle the Participant to the grant of a “Reload Option” in the event the Participant exercises an Option and surrenders shares of Common Stock to pay all or part of the Option price. A Reload Option (i) shall be exercisable and subject to such conditions or criteria as the Administrator, in its sole discretion, shall establish from time to time and (ii) shall entitle the holder to purchase a number of shares of Common Stock equal to the number of shares delivered upon exercise of the original Option and, in the discretion of the Administrator, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall have (x) an exercise price of not less than the Fair Market Value of the Common Stock on the date of grant of such Reload Option, (y) a term not longer than the remaining term of the original Option at the time of exercise of the original Option, and (z) such other terms and conditions as the Administrator in its sole discretion shall determine.

6.11.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

ARTICLE VII

STOCK AWARDS

7.01.	Awards

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year and the four preceding calendar years (or, if less, the calendar years after 2004) for more than 300,000 shares of Common Stock. The preceding limitations shall not apply to Stock Awards granted as Deferred Benefits.

7.02.	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction set forth in the Agreement shall be at least three years; provided, however, that the period of restriction shall be at least one year in the case of any Stock Award to a non-employee Director or in the case of any other Stock Award that will become nonforfeitable and transferrable on account of satisfaction of performance criteria prescribed by the Administrator. By way of example and not of limitation, the Administrator may prescribe restrictions that postpone transferability of the shares until the attainment of criteria stated with respect to Performance Objectives or provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term.

7.03.	Performance Objectives

In accordance with Section 7.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both only upon the attainment of criteria stated with respect to Performance Objectives or satisfaction of such other performance criteria as may be prescribed by the Administrator consistent with the Plan. If the Administrator designates that any Stock Award is intended to be “performance based compensation” as that term is used in Code Section 162(m), then the shares of Common Stock subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such performance criteria have been achieved. The Administrator may adjust the performance criteria as it deems equitable to reflect unusual or extraordinary transactions or events affecting the Company or a Related Entity, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

7.04.	Change in Control

Sections 7.02 and 7.03 to the contrary notwithstanding but subject to Article XIV, each outstanding Stock Award shall become transferable and nonforfeitable on and after a Control Change Date without regard to whether any Performance Objectives or other condition to which the award is subject have been met.

7.05.	Shareholder Rights

Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. After the shares of Common Stock granted under the Stock Award are no longer forfeitable, the limitations set forth in the preceding sentence shall not apply and the Company shall deliver to the Participant certificates evidencing shares of Common Stock subject to the award as soon thereafter as possible.

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award; provided, however, that no Participant may receive awards of Performance Shares in any calendar year and the four preceding calendar years (or, if less, the calendar years after 2004) covering more than 300,000 shares of Common Stock.

8.02.	Earning the Award

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon satisfaction of criteria stated with respect to Performance Objectives or other such criteria as may be prescribed by the Administrator. With respect to Performance Shares that are intended to be “performance based compensation” within the meaning of Code section 162(m), a payment will be made pursuant to such Performance Shares only to the extent that the Administrator certifies that such performance criteria have been achieved. The Administrator may adjust the performance criteria as it deems equitable to reflect unusual or extraordinary transactions or events affecting the Company or a Related Entity, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

8.03.	Payment

In accordance with the Agreement, the amount payable when an award of Performance Shares is earned may be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock. A fractional share shall not be deliverable when an award of Performance Share is earned, but a cash payment will be made in lieu thereof.

8.04.	Change in Control

Section 8.02 to the contrary notwithstanding, but subject to Article XIV, each Performance Share shall be earned in its entirety as of a Control Change Date. To the extent a Performance Share award is settled in shares of Common Stock, such shares of Common Stock will be transferable and nonforfeitable on the Control Change Date.

8.05.	Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the Performance Shares are earned and settled in shares of Common Stock. To the extent that an award of Performance Shares is earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to those shares. Notwithstanding the foregoing, the Administrator may provide in an Agreement that the recipient of an award of Performance Shares is entitled to dividend equivalents between the date the Performance Shares are awarded and the date the Performance Shares are earned and settled in shares of Common Stock.

8.06.	Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution.

ARTICLE IX

STOCK UNITS

9.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate individuals to whom an award of Stock Units is to be made and will specify the number of Stock Units covered by such award; provided, however, that no Participant may be awarded Stock Units in any calendar year and the four preceding calendar years (or, if less, the calendar years after 2004) for more than an aggregate of 300,000 Stock Units.

9.02.	Earning the Award

The Administrator, on the date of grant of the award, may prescribe that the Stock Units will be earned, and the Participant will be entitled to receive a payment under an award of Stock Units, only upon satisfaction of criteria stated with respect to Performance Objectives or such other criteria as may be prescribed by the Administrator consistent with the Plan. The period of restriction or performance shall be at least one year. With respect to Stock Unit awards that are intended to be “performance based compensation” within the meaning of Code Section 162(m), a payment will be made pursuant to such Stock Units only to the extent that the Administrator certifies that such performance criteria have been achieved. The Administrator may adjust the performance criteria for any performance cycle as it deems equitable to reflect unusual or extraordinary transactions or events affecting the Company or a Related Entity, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

9.03.	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units are earned may be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock. A fractional share shall not be deliverable when an award of Stock Units is earned, but a cash payment will be made in lieu thereof.

9.04.	Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit award.

9.05.	Shareholder Rights

No Participant shall, as a result of receiving a Stock Unit award, have any rights as a shareholder of the Company or Related Entity until and to the extent that the Stock Units are earned and settled in shares of Common Stock. If Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares. Notwithstanding the foregoing, the Administrator may provide in an Agreement that the recipient of an award of Stock Units is entitled to dividend equivalents between the date of the award and the date the Stock Units are earned and settled.

9.06.	Change in Control

Section 9.02 to the contrary notwithstanding, but subject to Article XIV, each Stock Unit shall be earned in its entirety as of a Control Change Date without regard to whether any Performance Objectives or other condition to which the award is subject have been met. To the extent an award of Stock Units is settled in shares of Common Stock, such shares shall be transferable and nonforfeitable as of the Control Change Date.

ARTICLE X

INCENTIVE AWARDS

10.01.	Awards

The Administrator shall designate Participants to whom Incentive Awards are made and will specify the amount of the Incentive Award. All Incentive Awards shall be determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive Incentive Award payments in any calendar year exceeding $1,500,000.

10.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Incentive Award will be earned only upon satisfaction of certain performance criteria including, without limitation, performance criteria stated with respect to Performance Objectives. The performance measurement period shall be at least one year. An Incentive Award that is intended to be “performance based compensation” within the meaning of Code Section 162(m), shall be earned only to the extent that the Administrator certifies that such performance criteria have been achieved. The Administrator, at the time an Incentive Award is made, also shall specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03.	Payment

In accordance with the Agreement, the amount payable when an Incentive Award is earned may be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock. A fractional share shall not be deliverable when an Incentive Award is earned but a cash payment will be made in lieu thereof.

10.04.	Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of an Incentive Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to shares of Common Stock issued as payment in settlement of an Incentive Award.

10.05.	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or Related Entity until and to the extent that the Incentive Award is earned and settled in shares of Common Stock. If and to the extent an Incentive Award is earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, Performance Shares, Stock Awards, Stock Units and Incentive Awards may be granted under this Plan, the terms of outstanding awards of Performance Shares, Incentive Awards, Stock Awards, Stock Units and Options, and the individual limitations on the grant or settlement of Options, Performance Shares, Stock Awards, Stock Units and Incentive Awards shall be adjusted as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code Section 424 applies or (b) there occurs any other event that, in the judgment of the Administrator, necessitates such action. Notwithstanding the foregoing, the Administrator in its sole discretion may elect not to adjust the terms of any award if it determines that such adjustment would cause such award to fail to qualify as performance-based compensation under Code Section 162(m). Any determination made under this Article XI by the Administrator shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to: the maximum number of shares for which Options, Performance Shares, Incentive Awards, Stock Awards or Stock Units may be granted; the terms of outstanding Options, Performance Shares, Stock Awards, Incentive Awards or Stock Units; or the individual limitations on the grant or settlement of Options, Performance Shares, Stock Awards, Incentive Awards and Stock Units.

The Administrator may make Stock Awards and may grant awards of Performance Shares, Stock Units, Incentive Awards and Options in substitution for performance shares, phantom shares, stock awards, stock options, or similar awards held by an individual who becomes an employee or a Director of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitations of Section 5.02), the terms of such substituted awards of Performance Shares, Stock Units or grants of Stock Awards, Incentive Awards or Option shall be as the Administrator, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or when a Performance Share or Stock Unit or Incentive Award is settled or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants and awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants or awards under this Plan. Any liability of the Company to any person with respect to any grant or award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Employee Status

For purposes of determining the applicability of Code section 422 (relating to Incentive Stock Options), or in the event that the terms of any Performance Shares, Stock Units, Stock

Awards, Incentive Awards or Options provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

13.05.	Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, Stock Units or an Incentive Award) or a cash equivalent acceptable to the Administrator. Any withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant having a Fair Market Value, on the date the tax liability first arises, equal to the tax liability and, as to shares that were acquired from the Company, have been held by the Participant for at least six months; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option, the settlement of a Performance Share award, Stock Unit award or Incentive Award or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Administrator. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

13.06.	Dividends and Dividend Equivalents

At the discretion of the Administrator, an award of Stock Units or Performance Shares may include dividend equivalent rights, payable in cash or shares of Common Stock on a current or deferred basis. All dividend equivalents which are not paid currently may, at the Administrator’s discretion, accrue interest, be reinvested in additional shares of Common Stock and paid if, when, and to the extent that the underlying awards are earned and paid. The total number of shares of Common Stock available for grant under the Plan shall not be reduced on account of any dividend equivalents that are reinvested and credited as additional Stock Awards, Stock Units or Performance Share awards, as applicable.

ARTICLE XIV

LIMITATION ON BENEFITS

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article XI, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XIV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article XIV (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article XIV (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Article XIV, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XIV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article XIV, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Article XIV, the limitations and provisions of this Article XIV shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (a) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (b) the amendment changes the class of individuals eligible to become Participants or (c) the amendment requires shareholder approval under the rules of the New York Stock Exchange as in effect from time to time. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Performance Shares, Stock Units, Stock Awards, Incentive Awards or Options outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Performance Shares or Stock Units may be awarded and no Stock Award, Option or Incentive Award may be granted under this Plan after the tenth anniversary (the “termination date”) of the date that the Plan is adopted by the Board. Performance Shares and Stock Units awarded, and Stock Awards, Options, and Incentive Awards granted before the termination date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Performance Shares and Stock Units may be awarded and Stock Awards, Options and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Stock Unit, Stock Award, Incentive Award or Option will be effective unless this Plan is approved by a majority of the shareholders of Common Stock entitled to vote and present or represented by properly executed and delivered proxies at a duly held shareholders’ meeting at which a quorum is present within twelve months of such adoption.

NOTICE

and

PROXY STATEMENT

for the

ANNUAL MEETING

of

STOCKHOLDERS

To Be Held

April 27, 2005

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

MMMMMMMMMMMM

000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders, April 27, 2005

The undersigned hereby appoints Rafaël Decaluwé, Richard G. Tilghman, and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 4, 2005, at the annual meeting of stockholders to be held at 10:00 a.m. on April 27, 2005, or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on reverse side.)

Detach Admittance Card Before Mailing Proxy

Admittance Card

Light refreshments will be available before the meeting. Please present this card at the door to gain admittance.

Chesapeake Corporation Annual Stockholders Meeting

April 27, 2005 10:00 a.m.

Auditorium, Fourth Floor SunTrust Bank 9th & Main Streets Richmond, Virginia

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C 1234567890 J N T

001CD40002 00ENSB

C 1234567890 J N T

Proxy - Chesapeake Corporation

A Election of Directors

PLEASE SEE BELOW FOR TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors unanimously recommends a vote FOR the following nominees (each for Class I to serve until the 2008 Annual Meeting of Stockholders):

For Withhold

01 - Sir David Fell

02 - Keith Gilchrist

03 - John W. Rosenblum

04 - Beverly L. Thelander

B 2005 Incentive Plan

2. The Board of Directors unanimously recommends a vote FOR approval of the Chesapeake Corporation 2005 Incentive Plan.

For Against Abstain

In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal presented.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity. Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

Telephone Voting Instructions

You can vote by telephone! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may use the method outlined below to vote your proxy.

To vote using the Telephone (within the U.S. and Canada)

Call toll free 1-866-463-1151 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

6 U P X

H H H P P P P 005198

C0123456789

If you vote by telephone, please DO NOT mail back this proxy card.

Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on April 27, 2005. THANK YOU FOR VOTING

12345

PROXY TABULATOR

P.O. BOX 9132

Please fold and detach card at perforation before mailing

March 25, 2005

Dear Plan Participant:

The instruction card to vote your Chesapeake Corporation common stock held in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees or the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees (the “Plans”) is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to Mercer Trust Company.

As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the SunTrust Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia on Wednesday, April 27, 2005, at 10:00 a.m. If you plan to attend the meeting and have not otherwise requested an admittance card, you may do so by contacting our corporate office in Richmond at (804) 697-1000.

Sincerely,

J. P. Causey Jr.

Secretary

To: Mercer Trust Company

Trustee of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees

Trustee of the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees

With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees or the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

(Please sign, date and return this card in the enclosed envelope.)

Address change and/or comments mark here

Dated:             , 2005

Signature (Sign in the Box)

Please sign exactly as name is printed to the left

129, 130 kc

Please fold and detach card at perforation before mailing

Please fill in box as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

The Board of Directors Unanimously Recommends a Vote FOR the Following Proposals: FOR WITHHELD

ALL ALL

1. ELECTION OF DIRECTORS NOMINEES NOMINEES EXCEPTIONS*

Nominees: (01) Sir David Fell, (02) Keith Gilchrist, (03) John W. Rosenblum, (04) Beverly L. Thelander (each for Class I to serve until the 2008 annual meeting of stockholders). 0 0 0

*Exceptions:

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

FOR AGAINST ABSTAIN

2. APPROVAL OF THE CHESAPEAKE CORPORATION 2005 INCENTIVE PLAN

0 0 0

3. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

PLEASE SIGN ON THE REVERSE

(Continued on the reverse side)

129, 130 kc

J.P. Causey Jr.

Executive Vice President, Secretary & General Counsel

April 11, 2005

A REMINDER

Dear Stockholder:

Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 25, 2005.

According to our records, your proxy for this meeting, which will be held on Wednesday, April 27, 2005, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

If you have not already returned your proxy card or telephoned your vote, or if you did so more than a week ago, I urge you to promptly sign, date and mail the enclosed duplicate card or telephone the proxy voting number shown on your proxy card to vote your shares.

Sincerely,

J. P. Causey Jr.
Secretary

JPC/sre

Enclosure

Chesapeake Corporation

P.O. Box 2350, 1021 E. Cary St., Richmond, VA 23218-2350

804/697-1166        Fax 804/697-1192